Exhibit 10.29

AgCentral Pty Ltd
Attn: Mr. Colin Sussman
[***]
[***]

24 May 2022

Dear Colin

Vast Solar Pty Ltd -Convertible Notes No. 3, 4 and 5 and other short term loans - Interest Variation and Extension Request

I refer to the following Funding Agreements of which Vast Solar Pty Ltd (Vast Solar) and AgCentral Pty Ltd (AgCentral) are parties as well as our letter dated 25 June 2021 in which an interest variation and maturity extension were agreed in relation to these agreements:

•	Funding Agreement dated on or about 19 February 2016 (First Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No. 3
•	Funding Agreement dated on or about 23 November 2017 (Second Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No.4; and
•	Funding Agreement dated on or about 14 July 2020 (Second Funding Agreement), pursuant to which Vast Solar issued Convertible Notes No.5.

Interest Variation Request

In accordance with the terms of issue under the First, Second and Third Funding Agreements, the Convertible Notes bear interest at 8% per annum, accrued daily and paid six monthly in arrears. An interest free period was granted for the period 1 January 2021 to 31 December 2021, with the interest rate to be reconsidered from 1 January 2022 (as agreed in our letter dated 25 June 2021).

As discussed, in light of the current market, ongoing challenges being experienced with potential offtakes for Vast Solar’s commercial project in Queensland (the NWQHPP) and the capital raise process currently underway, we request the interest free period be extended for a further 12 months for the period 1 January 2022 to 31 December 2022. The interest rate would then be reconsidered on 1 January 2023.

Maturity Extension Request

As also discussed, we request an extension of the maturity of the above Convertible Notes on the same terms, with interest varied as above, from 31 December 2022 to 31 December 2023.

Vast Solar Pty Ltd ABN 37 136 258 574
226 Liverpool Street, Darlinghurst, NSW 2010 | E. info@vastsolar.com
www.vastsolar.com

Acknowledgement

Please sign and return as indicated below should the above be accepted by AgCentral.

Please contact either me or Christina Hall if you have any queries in relation to the above.

Kind regards

/s/ Craig Wood

Craig Wood

Chief Executive Officer

AgCentral Pty Ltd Acknowledgement

EXECUTED by AGCENTRAL PTY LTD by its authorised representative:

/s/ Colin Sussman

Signature of authorised representative

Colin Sussman

Name of authorized representative

Vast Solar Pty Ltd
226 Liverpool Street, Darlinghurst, NSW 2010 | E. info@vastsolar.com
www.vastsolar.com